Exhibit 5.1

Entertainment Properties Trust
30 West Pershing Road, Suite 201
Kansas City, Missouri 64108
June 26, 2008
Ladies and Gentlemen:
     In connection with the registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”) of Entertainment Properties Trust, a Maryland real estate investment trust (the “Company”), proposed to be filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, you have requested our opinion set forth below. Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Registration Statement.
     You have provided us with a copy of the Registration Statement, which relates to the offering of 5,130,324 common shares of beneficial interest, $.01 par value per share, of the Company through its Dividend Reinvestment and Direct Share Purchase Plan (the “Registered Securities”) as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”). Any agreement or instrument, if any, that are hereafter required to be filed as an exhibit to the Registration Statement by an amendment thereto or by the filing of a Form 8-K by the Company under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in the Registration Statement, in connection with offering of Registered Securities are referred to herein as “Related Documents.”

     In connection with this opinion, we have examined the Registration Statement, the Prospectus and originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records, and such matters of law, as we have deemed necessary as a basis for the opinions hereinafter expressed, including the Amended and Restated Declaration of Trust, as amended, the Bylaws of the Company, and records certified to us by an officer of the Company constituting all records of proceedings and actions of the Board of Trustees of the Company relating to the issuance and sale of the Registered Securities pursuant to the Plan.

June 26, 2008

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon the statements and representations of officers and other representatives of the Company and others.
     We have also assumed in connection with the opinions expressed below that: (i) the Company is a real estate investment trust duly formed and existing under and by virtue of the laws of the State of Maryland and in good standing with the State Department of Assessments and Taxation of Maryland; (ii) the Company has the requisite organizational and legal power and authority to issue and offer the Registered Securities and enter into and perform its obligations under the Related Documents, and the issuance of the Registered Securities to be issued from time to time and the terms and conditions thereof and of the Related Documents, and the execution and delivery of the Related Documents by the Company, will be duly authorized and approved on behalf of the Company (such approvals referred to herein as the “Trust Proceedings”); (iii) the Trust Proceedings, the issuance of the Registered Securities and the terms and conditions of Related Documents will be (A) in accordance with all applicable laws and the Company’s charter and bylaws, and (B) not in conflict with any contractual or other restrictions which are binding on the Company; (iv) when executed and delivered by the parties thereto, the Related Documents will be the valid and binding obligations of the parties thereto, other than the Company; and (v) each Related Document will be properly filed by an amendment to the Registration Statement or by the filing of a Form 8-K by the Company under the Exchange Act, and properly incorporated by reference in the Registration Statement, as permitted by the Securities Act and the rules and regulations of the Commission thereunder.
     We render no opinion herein as to matters involving the laws of any jurisdiction other than the present laws of the United States of America, the Maryland Corporations and Associations Act, and the present judicial interpretations thereof. We advise you that the issues addressed by this opinion may be governed in whole or in part by other laws, and we express no opinion as to whether any relevant difference exists between the laws upon which our opinion is based and any other laws that may actually govern.
     Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) applicable

June 26, 2008

bankruptcy, insolvency, reorganization, moratorium, arrangement and other laws affecting creditors’ rights, including, without limitation, the effect of statutory or other laws regarding fraudulent conveyances, fraudulent transfers and preferential transfers, (ii) the limitations imposed by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief regardless of whether considered in a proceeding in equity or at law; and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.
     Based on and subject to the foregoing, we are of the opinion that, as of the date hereof, the Registered Securities will be validly issued, fully-paid and non-assessable when (i) issued, sold and paid for in accordance with the provisions of the Plan, (ii) the Registration Statement shall have become effective under the Securities Act, (iii) all Trust Proceedings relating to such Common Shares and any applicable Related Documents shall have been duly completed and shall not have been modified or rescinded, and (iv) such Common Shares shall have been (A) duly executed by the Company and authenticated as provided by the Trust Proceedings, and (B) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus and the Trust Proceedings.
     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion shall not be construed as or deemed to be a guaranty or insuring agreement. This opinion is rendered on the date hereof and we have no continuing obligation hereunder to inform you of changes of law, including judicial interpretations of law, or of facts of which we become aware after the date hereof.
     We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to reference to this firm under the caption “Legal Opinions” in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules of the Commission.

Best regards,

STINSON MORRISON HECKER LLP /s/ Stinson Morrison Hecker LLP